Page 1 of 7 Revised October 2016 INSIDER TRADING AND DISCLOSURE POLICY This document sets forth the Policy regarding trading in the stock and other securities of Marcus & Millichap, Inc. (the “Company”) and, where applicable, the disclosure of such transactions. All references to the “Company” in the document include any subsidiaries of Marcus & Millichap, Inc. The Policy is to be delivered to all new officers, employees, independent contractor agents, directors and consultants upon the commencement of their relationships with the Company, and is to be circulated to all personnel at least annually. The Company’s Board of Directors and its Nominating and Corporate Governance Committee shall oversee the implementation and enforcement of the Policy. Applicability This Policy applies to all officers, employees and independent contractor agents of the Company, all members of the Company’s Board of Directors, and any consultants, advisors and contractors to the Company that the Company designates, as well as members of the immediate families and households of these persons. The Policy also applies to family trusts (or similar entities) controlled by or benefiting individuals subject to the Policy. Insider Trading Compliance Officer The Company has designated the Company’s Corporate General Counsel as its current “Compliance Officer” for the Insider Trading and Disclosure Policy. Please direct your questions as to any of the matters discussed in this Policy to the Corporate General Counsel, who can be reached at the phone number or email address set forth in the Company’s directory. General Policies The following are the general rules of the Company’s Insider Trading Policy that apply to all Company officers, directors, employees, independent contractor agents, and consultants. It is very important that you understand and follow these rules. If you violate them, you may be subject to disciplinary action by the Company (including termination of your employment for cause). You could also be in violation of applicable securities laws (and subject to civil and criminal penalties, including fines and imprisonment). Note that it is your individual responsibility to comply with the laws against insider trading. This Policy is intended to assist you in complying with these laws, but you must always exercise appropriate judgment in connection with any trade in the Company’s stock. The terms “black-out period,” “immediate family,” “material information,” “nonpublic information” and “trading window” are defined below. Officers, directors, large stockholders and affiliates of the Company are subject to certain additional policies and restrictions. See “Additional Policies and Restrictions Applicable to Officers, Directors, Large Stockholders and Affiliates” on page 7. 1. Don’t trade while in possession of material nonpublic information. From time to time you may come into possession of material nonpublic information as a result of your relationship with the Company. You may not buy, sell or trade in any stock of the Company or

Page 2 of 7 Revised October 2016 other securities involving the Company’s stock at any time while you possess material nonpublic information concerning the Company (whether during a “black-out period” or at any other time). You must wait to trade until newly released material information has been public for at least two full trading days (a trading day is a day on which the stock market is open). In addition if you are an executive officer, director or person listed, before trading, you must comply with the Company’s pre-clearance procedures described below. 2. Certain persons cannot trade during black-out periods. The Company prohibits the employees listed on Attachment A, executive officers and members of the Board of Directors from trading during black-out periods (whether regularly scheduled black-out periods, or special black-out periods implemented from time to time). It is your responsibility to know when the Company’s regularly quarterly black-out periods begin (you will be notified when they end). If you are informed that the Company has implemented a special black-out period, you may not disclose the fact that trading has been suspended to anyone, including family members (other than those subject to this Policy who would be prohibited from trading because you are), friends or stock brokers. You should treat the imposition of a special black-out period as material nonpublic information. Remember to cancel any “limit” orders or other pending trading orders you have in place during a black-out period (unless the orders were made pursuant to an approved Rule 10b5-1(c) trading program). 3. Don’t give nonpublic information to others. Don’t give nonpublic information concerning the Company (commonly referred to as “tipping”) to any other person, including family members, and don’t make recommendations or express opinions about trading in the Company’s stock. 4. Don’t participate in Internet “chat rooms” in which you divulge or confirm material non-public information about the Company. You may not participate in on-line dialogues (or similar activities) involving the material, non-public information of the Company, including its unannounced financial results, forecasts, etc. 5. Don’t use nonpublic information to trade in other companies’ stock. Don’t trade in the stock of the Company’s customers, vendors, suppliers or other business partners (“Business Partners”) when you have nonpublic information concerning the Company or these Business Partners that you obtained in the course of your relationship with the Company and that would give you an advantage in trading. 6. Don’t engage in hedging, derivative transactions or any other speculative transactions involving the Company’s stock. You may not engage in hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions. Don’t engage in any transactions that suggest you are speculating in the Company’s stock (that is, that you are trying to profit in short-term movements, either increases or decreases, in the stock price). You may not engage in any short sale, “sale against the box” or any equivalent transaction involving the Company’s stock (or the stock of any of the Company’s Business Partners in any of the situations described above). A short sale involves selling shares that you do not own at a specified price with the expectation that the price will go down so you can buy the shares at a lower price before you have to deliver them.

Page 3 of 7 Revised October 2016 In addition, if you are trading in Company stock pursuant to a “blind trust” or a Rule 10b5- 1(c) trading program (see “Exceptions for Blind Trusts and Pre-Arranged Trading Programs” below), there may be additional restrictions on your ability to engage in a hedging transaction. Lastly, the Company prohibits you from margining or pledging your Company stock to secure a loan to you, or from purchasing Company stock “on margin” (that is, borrow funds to purchase stock, including in connection with exercising any Company stock options). 7. Advise your family members and persons controlling family trusts (and similar entities) that they may not violate this Policy. For purposes of this Policy, any transactions involving Company stock in which members of your immediate family engage, or by family trusts, partnerships, foundations and similar entities over which you or members of your immediate family have control, or whose assets are held for the benefit of you or your immediate family, are the same as transactions by you. You are responsible for making sure that such persons and entities do not engage in any transaction that would violate this Policy if you engaged in the transaction directly. Certain family trusts and other entities of this type having an independent, professional trustee who makes investment decisions on behalf of the entity, and with whom you do not share Company information, may be eligible for an exemption from this rule. Please contact the Compliance Officer if you have questions regarding this exception. You should assume that this exception is not available unless you have first obtained the approval of the Compliance Officer. Exceptions to the General Policies The following exceptions to the general insider trading policies apply: 1. Exceptions for Purchases Under Employee Stock Option and Stock Purchase Plans The exercise (without a sale) of stock options under the Company’s stock option plans and the purchase of shares under the Company’s employee stock purchase plan are exempt from this Policy, since the other party to the transaction is the Company itself and the price does not vary with the market but is fixed by the terms of the option agreement or the plan. But, any subsequent sale of shares acquired under a Company stock plan is subject to this Policy. 2. Exceptions for Blind Trusts and Pre-Arranged Trading Programs Rule 10b5-1(c) of the Securities Exchange Act of 1934 provides an affirmative defense against insider trading liability under federal securities laws for a transaction done pursuant to “blind trusts” (generally, trusts or other arrangements in which investment control has been completely delegated to a third party, such as an institutional or professional trustee) or pursuant to a written plan, or a binding contract or instruction, entered into in good faith at a time when the insider was not aware of material nonpublic information, even though the transaction in question may occur at a time when the person is aware of material nonpublic information. The Company may, in appropriate circumstances, permit transactions pursuant to a blind trust or a pre-arranged trading program that

Page 4 of 7 Revised October 2016 complies with Rule 10b5-1 to take place during periods in which the individual entering into the transaction may have material nonpublic information or during black-out periods. If you wish to enter into a blind trust arrangement or a pre-arranged trading program, you must notify the Compliance Officer. The Compliance Officer will review proposed arrangements to determine whether they will or may result in transactions taking place during periods in which you may be in possession of material nonpublic information. The Company reserves the right to bar any transactions in Company stock, even those pursuant to arrangements previously approved, if the Company determines that such a bar is in the best interests of the Company. If you are an executive officer or director of the Company, entry into a blind trust arrangement or a pre-arranged trading program requires the prior approval of the Compliance Officer, which approval shall not to be unreasonably withheld or delayed. Application of Policy After Employment Terminates If you are an employee and your employment terminates at a time when you have or think you may have material nonpublic information about the Company or its Business Partners, the prohibition on trading on such information continues until such information is absorbed by the market following public announcement of it by the Company or another authorized party, or until such time as the information is no longer material. If you have questions as to whether you possess material nonpublic information after you have left the employ of the Company, you should direct questions to the Compliance Officer. If your employment terminates during a black-out period you will continue to be subject to the Policy, and specifically to the ongoing prohibition against trading, until the black-out period ends. Potential Criminal and Civil Liability and/or Disciplinary Action The penalties for “insider trading” include civil fines of up to three times the profit gained or loss avoided, and criminal fines of up to $5,000,000 and up to twenty years imprisonment for each violation. You can also be liable for improper transactions by any person to whom you have disclosed nonpublic information or made recommendations on the basis of such information as to trading in the Company’s securities (“tippee liability”). The SEC has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority (FINRA) use sophisticated electronic surveillance techniques to uncover insider trading. Employees and independent contractor agents of the Company who violate this Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity incentive plans or termination of employment for cause. Definitions used in this Policy 1. Black-Out Period. During the end of each fiscal quarter and until public disclosure of the financial results for that quarter, persons subject to this Policy may possess material nonpublic information about the expected financial results for the quarter. Even if you don’t actually possess any such information, any trades by you during that period may give the appearance that you are trading on inside information. Accordingly, the Company has designated a regularly scheduled quarterly “black-out period” on trading beginning with the [fifteenth day of the third calendar month of each fiscal quarter] and ending at the close of the second full trading day (day on which the stock market is open) after disclosure of the quarter’s financial results.

Page 5 of 7 Revised October 2016 In addition to the regularly-scheduled black-out periods, the Company may from time to time designate other periods of time as a special black-out period (for example, if there is some development with the Company’s business that merits a suspension of trading by Company personnel). The Company may not widely announce the commencement of a special black-out period, as that information can itself be sensitive information. 2. Immediate Family. The following persons are considered members of your “immediate family”: your spouse, parents, grandparents, children, grandchildren and siblings, including any such relationship that arises through marriage or by adoption. It also includes members of your household, whether or not they are related to you. 3. Material Information. It is not possible to define all categories of “material” information, but information should be regarded as material if it is likely that it would be considered important to an investor in making an investment decision regarding purchase or sale of the Company’s stock. While it may be difficult to determine whether particular information is material or not, there are some categories of information that are particularly sensitive. Examples include: financial results and projections (especially to the extent the Company’s own expectations regarding its future financial results differ from analysts’ expectations), news of a merger or acquisition, gain or loss of a major customer or supplier, major product announcements, changes in senior management, a change in the Company’s accountants or accounting policies, or any major problems or successes of the business. Either positive or negative information may be material. If you have any questions regarding whether information you possess is material or not, you should contact the Compliance Officer. 4. Nonpublic Information. Information about the Company is considered to be “nonpublic” if it is known within the Company but not yet disclosed to the general public. The Company generally discloses information to the public either via press release or in the regular quarterly and annual reports that the Company is required to file with the SEC. Information is considered “public” only after it has been publicly available, through press release or otherwise, for at least two trading days. If you have any questions regarding whether any information you possess is nonpublic or has been publicly disclosed, you should contact the Compliance Officer. 5. Trading Window. The period outside a black-out period is referred to as the “trading window.” Trading windows that occur between the regularly-scheduled quarterly black-out periods can be “closed” by the imposition of a special black-out period if there are developments meriting a suspension of trading by Company personnel. Questions Please direct questions you have regarding this Policy and any transactions in Company securities to the Compliance Officer.

Page 6 of 7 Revised October 2016 Additional Policies and Restrictions Applicable to Executive Officers, Directors, and Affiliates The following additional policies and restrictions (the “Additional Policies”) apply to executive officers, directors and affiliates of the Company, as further specified below. If you violate these rules, you may be subject to disciplinary action by the Company (including termination of your employment for cause). In addition, you could be in violation of applicable securities laws (and subject to civil and criminal penalties, including fines and imprisonment). Note that it is your individual responsibility to comply with the laws against insider trading. This Policy is intended to assist you in complying with these laws, but you must always exercise appropriate judgment in connection with any trade in the Company’s stock. Persons subject to these Additional Policies are also subject to the general policies described in the preceding section (with the more restrictive policy applying in any case where there is a conflict). The terms “black-out period,” “immediate family,” “material information,” “nonpublic information” and “trading window” were defined above. 1. Executive officers and directors must pre-clear all trades involving the Company’s stock, and each such individual must refrain from trading in the Company’s stock, even during an open trading window, unless you first comply with the Company’s pre-clearance procedures. To pre-clear a transaction, all executive officers and directors must get the approval of the Compliance Officer before entering into the transaction. In pre-clearing a trade, and in addition to reviewing the substance of the proposed trade, the Compliance Officer may consider whether it will be possible for both the individual and the Company to comply with any applicable public reporting requirements. You should contact the Compliance Officer at least 3 days before you intend to engage in any transaction to allow enough time for pre-clearance procedures. Once you have received pre-clearance from the Compliance Officer for a particular trade, you must complete the trade within 5 business days. If you do not complete the trade within such 5-business day period, you must re-submit the trade to the Compliance Officer for pre-clearance. Notwithstanding any pre- clearance granted by the Compliance Officer, you may not trade while in possession of material nonpublic information. 2. Observe the Section 16 liability rules applicable to officers and Board members and 10% stockholders. Certain officers of the Company, members of the Company’s Board of Directors and 10% stockholders must also conduct their transact-ions in Company stock in a manner designed to comply with the “short-swing” trading rules of Section 16(b) of the Securities Exchange Act of 1934. The Board of Directors has determined those persons who are “executive officers” and who are thus, along with the members of the Board of Directors (collectively, the “Section 16 Individuals”), subject to the “short-swing” trading rules. As of the date hereof, the Section 16 Individuals are those listed on Attachment B to the Policy. The Board of Directors will from time to time as appropriate amend such determination to reflect the election of new officers or directors, any change in function of current officers, and the resignation or departure of current officers or directors. The practical effect of these provisions is that officers and directors who purchase and sell, or sell and purchase, Company securities within a six-month period must disgorge all profits to the Company whether or not they had any nonpublic information at the time of the transactions.

Page 7 of 7 Revised October 2016 3. Comply with public securities law reporting requirements. Federal securities laws require that officers, directors, large stockholders and affiliates of the Company publicly report transactions in Company stock (on Forms 3, 4 and 5 under Section 16, Form 144 with respect to restricted and control securities, and, in certain cases, Schedules 13D and 13G). The Company takes these reporting requirements very seriously and requires that all persons subject to public reporting of Company stock transactions adhere to the rules applicable to these forms. Where issues arise as to whether reporting is technically required (particularly issues that turn on facts specific to the transaction and the individuals involved, or on unsettled issues of law), the Company encourages its insiders to choose to comply with the spirit and not the letter of the law – in other words, to err on the side of fully and promptly reporting the transaction even if not technically required to do so. 4. Comply with trading restrictions imposed in connection with pension plan blackout periods. Federal securities laws prohibit Section 16 officers and directors of public companies from trading in company securities during a “pension plan blackout period.” The Company is required to provide you with advance notice of a pension plan blackout period. If you receive such a notice, you must refrain from engaging in most transactions involving Company securities (including exercising stock options, notwith-standing the provisions contained in “Exemptions for Purchases Under Employee Stock Option and Stock Purchase Plans” above) until the pension plan blackout period has terminated. If you engage in a prohibited transaction during a pension plan blackout period, you will be required to turn over profits on the transaction (which may include amounts in excess of actual economic profits you realize on the transaction) to the Company. In addition, where the Company is required to report transactions by individuals, the Company expects full and timely cooperation by the individual. INSIDER TRADING POLICY ACKNOWLEDGMENT By electronically acknowledging this document via ADP, I certify that I have read, understand and agree to comply with the Marcus & Millichap, Inc. Insider Trading and Disclosure Policy. I agree that I will be subject to sanctions imposed by the Company, in its discretion, for violation of the Policy, and that the Company may give stop-transfer and other instructions to the Company’s transfer agent against the transfer of Company securities as necessary to ensure compliance with the Policy. [For those employed by the Company.] I acknowledge that one of the sanctions to which I may be subject as a result of violating the Company’s policy is termination of my employment including termination for cause.